Exhibit 5.2

SIDLEY AUSTIN LLP 12230 EL CAMINO REAL SUITE 300 SAN DIEGO, CA 92130 +1 858 398 0150 +1 858 398 0450 FAX AMERICA • ASIA PACIFIC • EUROPE
October 14, 2026
Kratos Defense & Security Solutions, Inc.
1 Chisholm Trail, Suite 300
Round Rock, TX

Re:	Registration Statement on Form S-3
To the addressee set forth above:
We refer to (i) the Registration Statement on Form S-3 (the “Registration Statement”) filed by Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on February 26, 2026 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the prospectus supplement, dated October 14, 2026 (the “Prospectus Supplement”), filed with the SEC under the Securities Act relating to the resale from time to time by the selling stockholders (collectively, the “Selling Stockholders”) named in the Registration Statement of up to 668,841 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), issuable pursuant to that certain Securities Purchase Agreement, dated as of October 9, 2026 (the “Purchase Agreement”), by and among the Company, the Selling Stockholders, Jetset Airmotive, Inc., a Florida corporation, and Khristian M. Rodriquez as the representative of the Selling Stockholders. The Shares consist of (a) 547,249 shares of Common Stock (the “Closing Shares”) issued to the Selling Stockholders on October 9, 2026, and (b) up to 121,592 shares of Common Stock (the “Earn-out Shares”) issuable upon satisfaction of certain earn-out obligations.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement, the Prospectus Supplement, the exhibits thereto, the Purchase Agreement, the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof (as so amended, the “Charter”), the Third Amended and Restated Bylaws of the Company, as amended to the date hereof (the “By-Laws”), and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Prospectus Supplement and the issuance of the Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy

Kratos Defense & Security Solutions, Inc.
October 14, 2026

and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on, and subject to, the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that, as of the date hereof:
1.The Closing Shares are validly issued, fully paid and non-assessable.
2.The Earn-out Shares will be validly issued, fully paid and non-assessable when the Earn-out Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders and have been issued by the Company in accordance with the terms of the Purchase Agreement. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL (as defined below); (ii) upon the issuance of the Earn-out Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; and (iv) the Charter and the By-Laws, as currently in effect, will not have been modified or amended and will be in full force and effect.
With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.
This opinion letter is limited to the General Corporation Law of the State of Delaware (the “DGCL”). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Sidley Austin LLP